Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed by New Roadzen with the Securities and Exchange Commission (the “SEC”) on September 26, 2023 (the “Form 8-K”) and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

Introduction

The following unaudited pro forma condensed combined balance sheet of New Roadzen as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations of New Roadzen for the six months ended June 30, 2023 and the year ended December 31, 2022 present the combination of the financial information of Vahanna and Roadzen after giving effect to the following transactions:

•	the reverse recapitalization between Roadzen and Vahanna pursuant to the merger;

•	Roadzen’s acquisition of Global Insurance Management Limited;

•	Roadzen’s acquisition of National Automobile Club; and

•	the Forward Purchase Agreement by and among Vahanna, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC.

Collectively these transactions are referred to as the “Transaction Adjustments”, described in the accompanying notes. Vahanna and Roadzen are collectively referred to herein as the “Companies,” and the Companies collectively, subsequent to the merger and the PIPE Investment, are referred to herein as “New Roadzen.”

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give effect to the Transaction Adjustments as if they had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Transaction Adjustments as if they had occurred on June 30, 2023. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Roadzen’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Roadzen. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Transaction Adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The historical financial information of Vahanna was derived from the condensed unaudited condensed financial statements of Vahanna as of and for the six months ended June 30, 2023, and the audited financial statements of Vahanna as of and for the year ended December 31, 2022.

The historical financial information of Roadzen was derived from the unaudited financial statements of Roadzen as of and for the three months ended June 30, 2023 and the audited consolidated financial statements of Roadzen as of and for the years ended March 31, 2023, and 2022, as filed in the Proxy Statement/Prospectus.

The historical financial information of Global Insurance Management was derived from the unaudited financial statements of Global Insurance Management as of June 30, 2023 and the audited consolidated financial statements of Global Insurance Management as of and for the year ended December 31, 2022. The historical financial information of National Automobile Club was derived from the unaudited financial statements of National Automobile Club as of June 6, 2023 and for the period from January 1, 2023 to June 6, 2023 and the audited financial statements of National Automobile Club as of and for the year ended December 31, 2022.

Description of the Transactions

The Merger

On February 10, 2023, Vahanna, Merger Sub and Roadzen entered into the merger agreement, pursuant to which Merger Sub merged with and into Roadzen, with Roadzen surviving the merger as a wholly owned subsidiary of Vahanna, on September 20, 2023. After giving effect to the merger, Vahanna owns, directly or indirectly, all of the issued and outstanding equity interests of Roadzen and its subsidiaries and was renamed Roadzen Inc. (referred to herein as New Roadzen). Pre-closing Roadzen equity holders now hold a portion of the ordinary shares of New Roadzen.

Subject to the terms and conditions of the merger agreement, the consideration paid to Pre-closing Roadzen equity holders in connection with the merger was 68.3 million New Roadzen Ordinary Shares, valued at $10.00 per share, for total merger consideration of $683 million.

Upon the closing of the Business Combination, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

Sponsor	4,852,500
Mizuho	150,000
Public	4,339,554
PIPE Shares	702,255
Roadzen(1)	58,396,520

68,440,829

(1)	Pursuant to the terms of the merger agreement, 9,903,480 of the 68.3 million New Roadzen Ordinary Shares were issued to Pre-closing Roadzen Holders in the form of New Roadzen RSUs.

Acquisition of Global Insurance Management

On June 8, 2022, Roadzen entered into a share purchase agreement (the “GIM Purchase Agreement”) with AXA Partners Holding S.A. (“AXA”), pursuant to which Roadzen acquired Global Insurance Management Limited (“GIM”), a company incorporated and registered in England and Wales with company number 01394929, whose registered office is at 7th floor, Eaton House, Eaton Road, Station Square, Coventry, CV21 2FJ (“Global Insurance Management”), from AXA on June 30, 2023 for a total purchase price of $3,998,000.

Acquisition of National Automobile Club

On August 5, 2022, Roadzen entered into a securities purchase agreement (the “NAC Purchase Agreement”) with National Automobile Club, a California corporation (“NAC”), and National Automobile Club Employee Stock Ownership Trust, pursuant to which Roadzen acquired NAC from National Automobile Club Employee Stock Ownership Trust on June 6, 2023 for a total purchase price of $2,100,000.

Forward Purchase Agreement

On August 25, 2023, Vahanna entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Vahanna is referred to as the “Counterparty” prior to the consummation of the Business Combination, while RDZN is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K.

Pursuant to the terms of the Forward Purchase Agreement, Seller purchased 702,255 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of Vahanna (“Vahanna Shares”) concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), and Seller separately purchased 4,297,745 Vahanna Shares from third parties through a broker in the open market (“Recycled Shares”). Seller was required to purchase at least 3,500,000 Recycled Shares. Neither MSC, MCP nor MSTO was, individually, required to purchase an amount of Vahanna Shares such that, following such purchase, such party’s ownership would exceed 9.9% of the total Vahanna Shares outstanding immediately after giving effect to such purchase, unless MSC, MCP or MSTO, in its sole discretion, agreed to waive such 9.9% ownership limitation.

The Forward Purchase Agreement provided for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of (i) the Recycled Shares multiplied by (ii) the Initial Price (the “Prepayment Shortfall”) on the Prepayment Date (which amount shall be netted from the Prepayment Amount). Seller, in its sole discretion, may sell Recycled Shares commencing on the 180th day following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provided that Seller would be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the number of Recycled Shares multiplied by the redemption price per share as defined in Section 48.5 of Vahanna’s Memorandum and Articles of Association, effective as of August 22, 2023, as may be amended from time to time (the “Initial Price”), plus (ii) the number of Additional Shares multiplied by the purchase price of $10.00 per share, less (b) the Prepayment Shortfall.

On September 20, 2023, the Counterparty paid Sellers the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”); except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount was netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller are included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) was initially set at the Initial Price. The Reset Price will be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter upon the mutual agreement of the parties.

The Valuation Date will be the earliest to occur of (a) the date that is eighteen (18) months after the date of the Closing Date pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a

Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which shall be the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided, however, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The Counterparty has provided Seller with certain customary registration rights with respect to the Additional Shares.

Note Purchase Agreement

On June 30, 2023, Roadzen entered into the Note Purchase Agreement with Mizuho, as administrative agent and collateral agent, and certain purchasers that may become party thereto from time to time, as purchasers of the senior secured notes (together with Mizuho, the “Purchasers”), pursuant to which the Purchasers purchased, and Roadzen issued, an aggregate principal amount of $7,500,000 of senior secured notes (the “Mizuho Notes”). As of the Closing Date, the Mizuho Notes have not been repaid in full. Pursuant to the Note Purchase Agreement, if the Mizuho Notes have not been repaid in full by the date that is six (6) months after the closing date under the Note Purchase Agreement, Roadzen has agreed to issue to the noteholders warrants to purchase collectively the number of RDZN ordinary shares equal to two and one-half percent (2.5%) of the interests of the issuer on a fully diluted basis as of the date the warrants are issued (the “Mizuho Warrants”). The shares underlying the Mizuho Warrants shall be referred to herein as the “Mizuho Warrant Shares.”

The Mizuho Warrants, if issued, will vest as follows until the full repayment of the Mizuho Notes: 40% upon issuance of the Mizuho Warrants, approximately six and two-thirds percent (6.67%) on each of the five (5) consecutive months thereafter, and 26.67% on the date that is six (6) months after the issuance date of the Mizuho Warrants.

The Mizuho Warrants, if issued and to the extent vested, will be exercisable at a purchase price of $0.001 per share and may be exercised on a cashless basis. In the event of an acquisition of the issuer or similar transaction, the Mizuho Warrants, if issued and to the extent unexercised, will be deemed to have been automatically exercised on a cashless basis immediately prior to such acquisition or similar transaction. The Mizuho Warrants, if issued, will expire five (5) years after issuance or earlier upon a voluntary or involuntary dissolution, liquidation or winding up of the issuer. The number of Mizuho Warrant Shares underlying and the applicable exercise price of the Mizuho Warrants are subject to customary adjustment for dividends, splits, reclassifications and other modifications. The Purchasers will also receive registration rights and other customary protections with respect to the Mizuho Warrant Shares.

The Mizuho Notes are a secured obligation of Roadzen, Vahanna and each subsidiary of Roadzen serving as a guarantor under, and as identified in, the Note Purchase Agreement (individually a “Note Party” and, together, the Note Parties”). Except as otherwise permitted under the Note Purchase Agreement, the obligations of each of the Note Parties under the Mizuho Notes constitute direct and unconditional senior obligations of each such Note Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of each Note Party.

The Mizuho Notes bear interest at a rate of fifteen percent (15.0%) per annum, which will automatically be increased by five percent (5.0%) if Roadzen fails to prepay the Mizuho Notes upon the occurrence of certain mandatory prepayment events as set forth in the Note Purchase Agreement. The Mizuho Notes mature one (1) year from the date of issuance; however, Roadzen may prepay all or any portion of the Mizuho Notes prior to maturity at its option without penalty. As a condition precedent to closing under the Note Purchase Agreement, Roadzen entered into a Security Agreement, pursuant to which each current Note Party granted a first priority lien on substantially all of its assets to Mizuho, as administrative agent and collateral agent for the Purchasers.

The Note Purchase Agreement contains certain covenants that restrict the Note Parties’ ability to, among other things, transfer or sell assets, create liens, incur indebtedness, make payments and investments and transact with affiliates. Additionally, the Note Parties are collectively required to maintain a cash reserve of at least $1 million in the aggregate to satisfy the minimum liquidity condition as set forth in the Note Purchase Agreement.

The Note Purchase Agreement provides for customary events of default which, if not cured or waived, would result in the acceleration of substantially all of the outstanding debt and interest owed under the Mizuho Notes (and any other debt containing a cross-default or cross-acceleration provision), and default interest of an additional two percent (2.0%) for so long as an event of default is continuing.

Accounting Treatment

The merger was accounted for as a reverse recapitalization because Roadzen has been determined to be the accounting acquirer. Under this method of accounting, Vahanna was treated as the “acquired” company for financial reporting purposes. Accordingly, the merger was treated as the equivalent of Roadzen issuing shares for the net assets of Vahanna, accompanied by a recapitalization. The net assets of Vahanna have been stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Roadzen. This accounting treatment determination was primarily based on the following:

•	The Pre-Closing Roadzen Holders hold the majority of voting rights in New Roadzen;

•	Senior management of Roadzen will comprise the senior management of New Roadzen; and

•	Operations of Roadzen will comprise the ongoing operations of New Roadzen.

Roadzen’s acquisitions of GIM and NAC were accounted for as forward acquisitions, as Roadzen acquired them for cash. Under this method of accounting, the acquired assets, including intangible assets, and assumed liabilities were recorded at fair value and the excess of fair value of the net assets over historical cost were recorded as goodwill.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of Vahanna, Roadzen, GIM and NAC has been adjusted in the unaudited pro forma condensed combined financial information to give effect to (a) Transaction Accounting Adjustments (as defined in Article II of Regulation S-X) and (b) Management’s Adjustments (as defined in Article II of Regulation S-X).

National Automobile Club and Global Insurance Management have been included in the pro forma financial information as they are “significant” subsidiaries of Roadzen. Therefore, they are required under Regulation S-X to be included in the pro forma financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(in thousands ($))

Particulars	Roadzen	Vahanna	Transaction accounting adjustments		Pro Forma Combined
	(Historical)	(Historical)
ASSETS
Current assets:
Cash and cash equivalents	18,674	77	46,727	A	3,816
			(500)	B
			(2,535)	E
			(12,527)	C
			(46,100)	G
Investments	—	—	—		—
Accounts receivable	12,777	—	—		12,777
Inventory	79	—	—		79
Prepaid expenses and other current assets	4,098	155	—		4,253

Total current assets	35,628	232	(14,935)		20,925

Non-current assets:
Restricted cash and cash equivalents	544	—	—		544
Non-marketable securities	4,910	—	—		4,910
Cash and marketable securities held in Trust Account		212,895	(166,168)	A	—
			(46,727)	A
Operating lease—right of use asset	1,022	—	—		1,022
Intangible assets	4,198	—	—		4,198
Goodwill	1,931	—			1,931
Other long-term assets	150	—			150
Forward purchase agreement asset	—	—	39,564	G	39,564
Property and equipment, net	240	—			240

Total non-current assets	12,995	212,895	(173,331)		52,559

TOTAL ASSETS	48,623	213,127	(188,266)		73,484

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	11,902	4,615	(4,615)	C	12,302
			400	C
Sum due to insurer	12,602	—	—		12,602
Preferred share warrants	—	—	—		—
Current portion of long-term borrowings	3,315	—	—		3,315
Short term borrowings	10,166	2,535	(2,535)	E	10,166

Short term lease liabilities	496	—	—		496
Other current liabilities	8,672	—	—		8,672

Total current liabilities	47,153	7,150	(6,750)		47,553

Non-current liabilities:
Long term borrowings	168	—			168
Deferred underwriting fee		6,525	(500)	B	—
			(6,025)	H
Long-term operating lease liabilities	326				326
Other long-term liabilities	783				783

Total non-current liabilities	1,277	6,525	(6,525)		1,277

Total liabilities	48,430	13,675	(13,275)		48,830

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Ordinary shares subject to possible redemption		212,895	(212,895)	A	—
Series A and A1 Preferred shares and additional paid in capital	55,382		(55,382)	F	—
Shareholders’ equity (deficit):
Ordinary shares		—	1	G	8
			7	F
Additional paid-in capital	303	—	46,727	A	96,525
			(13,443)	D
			55,382	F
			(7)	F
			7,563	I
Preferred shares
Accumulated deficit	(55,488)	(13,443)	13,443	D	(71,875)
			(8,312)	C
			(14,100)	G
			6,025	H
Accumulated other comprehensive loss	(102)				(102)
Other components of equity	367				367

Total shareholders’ deficit before non-controlling interest	(54,920)	(13,443)	93,286		24,923
Non-controlling interest	(269)				(269)

Total shareholders’ equity (deficit)	(55,189)	(13,443)	93,286		24,654

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	48,623	213,127	(188,266)		73,484

A.	Reflects the release of $166.2 million of cash and marketable securities held in the trust account upon redemption. Balance of $46.7 million released to cash and cash equivalents.
B.

Reflects the payment of $0.5 million of deferred underwriters’ fees. The fees were expected to be paid using funds remaining in the trust account at the closing of the business combination after the payment to redeeming shareholders.

C.

Represents transaction costs totaling $12.9 million, of which $8.3 million has been charged to accumulated deficit. $12.5 million was expected to be paid at closing and $0.4 million have been recorded under accounts payable and accrued expenses.

D.	To reflect the elimination of the historical accumulated deficit of Vahanna, the legal acquiror.
E.	Repayment of Sponsor note of $2.5 million was expected to be paid at closing.
F.

Reflects the exchange of $55.4 million of Roadzen’s preferred stock and $0.3 million of Roadzen’s common stock for an aggregate of 58,396,520 ordinary shares of the issuer at the effective time of merger.

G.

Represents the recognition of the cash payments to the Seller of $46.1 million (including prepayment of $ 46 million and the reimbursable transaction cost of $0.1 million) and the forward purchase agreement asset with regard to 4,297,745 shares (recycled shares) and 702,255 shares (PIPE subscription shares) at an initially estimated fair value of $39.5 million. The fair value of the forward purchase agreement asset is comprised of the Prepayment Amount and is reduced by the economics of the downside provided to the Sellers and the estimated consideration payment at the Cash Settlement Payment Date.

The forward purchase agreement asset will be remeasured at fair value with changes in earnings in the future periods. The accounting for the forward purchase agreement asset and the final fair value, are still under evaluation and may be subject to change.

The difference between the Prepayment Amount and fair value of the forward purchase agreement asset is recognized through accumulated losses as one-time charge reflecting the cost of entering into the forward purchase agreement.

H.	Represents $6.025 million of underwriters’ fee provision written back pursuant to an agreement between Vahanna and the underwriter of Vahanna’s IPO.
I.

Represents 702,255 Class A ordinary shares, par value $0.0001 per share, issued to the Sellers pursuant to the terms of the Forward Purchase Agreement, concurrently with the Closing pursuant to Seller’s FPA PIPE Subscription Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(in thousands ($), except per share data and share count)

Particulars	Roadzen	GIM pre-acquisition	NAC pre-acquisition	Transactions Adjustments of GIM and NAC		Pro Forma Combined Roadzen, GIM, NAC	Vahanna	Transaction accounting adjustments		Pro Forma Combined

	(Historical)	(Historical)	(Historical)					(Historical)
Revenues	10,617	16,945	5,956			33,518	—	—		33,518
Operating costs and expenses:
Administration fee—related party	—	—	—	—		—	120	—		120
Selling, general and administrative expenses	17,876	17,350	5,886	188	HH	41,401	4,194	—		45,595
				101	HH

Total operating costs and expenses	17,876	17,350	5,886	289		41,401	4,314	—		45,715

Loss from operations	(7,259)	(405)	70	(289)		(7,883)	(4,314)	—		(12,197)
Other income/(expense):
Interest expense	(390)	(3)	—	(337)	JJ	(881)	—	—		(881)
				(151)	JJ
Realized and unrealized gains on investments in the Trust account	—	—	—	—		—	4,483	(4,483)	II	—
Fair value changes in financial instruments carried at fair value	—	—	—	—		—	—			—
Other income/(expense)	(899)	(434)	(1,698)	—		(3,031)	(52)	—		(3,083)

Total other income/(expense)	(1,289)	(437)	(1,698)	(488)		(3,912)	4,431	(4,483)		(3,964)

Income (loss) before income tax provision	(8,548)	(842)	(1,628)	(777)		(11,795)	117	(4,483)	(16,161)
Income tax provision	(27)	—	(4)	(40)	HH	(92)	—	—	(92)
				(21)	HH

Net income (loss)	(8,575)	(842)	(1,632)	(838)		(11,887)	117	(4,483)	(16,253)
Less: net loss attributable to non-controlling interest, net of tax	(92)	—	—	—		(92)	—	—	(92)

Net loss attributable to shareholders	(8,483)	(842)	(1,632)	(838)		(11,795)	117	(4,483)	(16,161)

Particulars	Roadzen (Historical)	GIM (Historical)	NAC (Historical)	Vahanna (Historical)	Proforma Combined
Weighted average shares outstanding—Ordinary shares	—	—	—	—	78,344,309
Basic and diluted net income per share—Ordinary shares	—	—	—	—	(0.21)
Weighted average shares outstanding—Class A ordinary shares subject to redemption	—	—	—	20,010,000	—
Basic and diluted net income per share—Class A ordinary shares subject to redemption	—	—	—	0.00	—
Weighted average shares outstanding—Class B non-redeemable ordinary shares	—	—	—	5,002,500	—
Basic and diluted net income per share—Class B non-redeemable ordinary shares	—	—	—	0.00	—

HH.

Represents amortization charges of $0.188 million and $0.101 million on customer contracts acquired as part of the GIM and NAC acquisitions, respectively, and the resulting deferred tax impact thereof ($0.040 million—GIM; $0.021 million—NAC). The estimated useful life of the related intangible assets is 3.5 years as of January 1, 2023.

II.	Represents an adjustment to eliminate gain on investments held in the trust account as of the beginning of the period.
JJ.	15% interest on additional debt as a result of the acquisition of GIM and NAC. 15% is management’s current estimate of the market rate for the Company’s debt.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands ($), except per share data and share count)

Particulars	Roadzen	GIM pre-acquisition	NAC pre-acquisition	Transactions Adjustments of GIM and NAC		Pro Forma Combined Roadzen	Vahanna	Transaction accounting adjustments		Pro Forma Combined
	(Historical)	(Historical)	(Historical)				(Historical)
Revenues	12,256	32,683	12,354			57,293	—	—		57,293
Operating costs and expenses:
Administration fee—related party	—	—	—	—		—	240	—		240
Selling, general and administrative expenses	21,268	33,648	12,083	389	BB	67,124	1,755	8,313	AA	77,192
				290	BB			—
				(554)	FF

Total operating costs and expenses	21,268	33,648	12,083	125		67,124	1,995	8,313		77,432

Loss from operations	(9,012)	(965)	271	(125)		(9,831)	(1,995)	(8,313)		(20,139)
Other income/(expense):
Interest expense	(632)	(17)	—	(605)	EE	(1,569)	—	—		(1,569)
				(315)	EE
Realized and unrealized gains on investments in the Trust account	—	—	—	—		—	2,978	(2,978)	CC	—
Fair value changes in financial instruments carried at fair value	(1,423)	—	—	—		(1,423)	—	1,389	DD	(34)
Fair value changes in Forward Purchase Agreement carried at fair value				(14,100)	GG	(14,100)	—	—		(14,100)
Other income/(expense)	70	1,061	(1,150)	—		(19)	—	—		(19)

Total other income/(expense)	(1,985)	1,044	(1,150)	(15,020)		(17,111)	2,978	(1,589)		(15,722)

Income (loss) before income tax provision	(10,997)	79	(879)	(15,145)		(26,942)	983	(9,902)	(35,861)
Income tax provision	(4)	—	(1)	(82)	BB	(148)	—	—	(148)
				(61)	BB

Net income (loss)	(11,001)	79	(880)	(15,288)		(27,090)	983	(9,902)	(36,009)
Less: net loss attributable to non-controlling interest, net of tax	(201)	—	—	—		(201)	—	—	(201)

Net loss attributable to shareholders	(10,800)	79	(880)	(15,288)		(26,889)	983	(9,902)	(35,808)

	Roadzen	GIM	NAC	Vahanna	Proforma
Particulars	(Historical)	(Historical)	(Historical)	(Historical)	Combined
Weighted average shares outstanding—Ordinary shares	—	—	—	—	78,344,309
Basic and diluted net income per share—Ordinary shares	—	—	—	—	(0.46)
Weighted average shares outstanding—Class A ordinary shares subject to redemption	—	—	—	20,010,000.00
Basic and diluted net income per share—Class A ordinary shares subject to redemption	—	—	—	0.04
Weighted average shares outstanding—Class B non-redeemable ordinary shares	—	—	—	5,002,500.00
Basic and diluted net income per share—Class B non-redeemable ordinary shares	—	—	—	0.04

AA.	Represents transaction costs of $12.9 million of which $8.3 million has been charged to the income statement.
BB.

Represents amortization charges of $0.389 million and $0.290 million on customer contracts acquired as part of the GIM and NAC acquisitions, respectively, and the resulting deferred tax impact thereof ($0.082 million—GIM; $0.061 million—NAC). The estimated useful life of the related intangible assets is 4.5 years as of January 1, 2022.

CC.	Represents an adjustment to eliminate gain on investments held in the trust account as of the beginning of the period.
DD.	Represents reversal of fair value adjustment on convertible notes upon conversion to common stock at the beginning of the period.

EE.	15% interest on additional debt as a result of the acquisition of GIM and NAC. 15% is management’s current estimate of the market rate for the Company’s debt.
FF.	Accounting policy adjustment to record actuarial gains/losses on pension liability in the statement of operations instead of other comprehensive income.
GG.	Represents the cost of entering into the forward purchase agreement of $14 million and related transaction costs of $0.1 million as described in note G to the pro forma balance sheet.